Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37198

                                 PROXY STATEMENT
                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                             UNITED MANAGEMENT, INC.

                         288,420 SHARES OF COMMON STOCK
                                 $.40 PER SHARE

                              PROSPECTUS SUPPLEMENT
                              DATED AUGUST 17, 2001
                       TO PROSPECTUS DATED AUGUST 7, 2001

         On August 17, 2001, $115,386.00 in proceeds were released from escrow to United Management, Inc., and certificates representing 288,420 shares were released for distribution to reconfirming shareholders in the Rule 419 offering. 100% of the investors in the Rule 419 offering that closed on November 28, 2000 reconfirmed their investment in United Management, Inc.